Exhibit 10.13
                               PUBLICITY AGREEMENT

     THIS AGREEMENT ("Agreement"), dated November 17, 2003, is entered into between Capital Financial Media, Inc. ("Publisher") with an address at 120A NE 5th Avenue, Delray Beach, FL 33483; and Spectrum Sciences and Software Holdings Corp. (the "Company") with an address at 91 Hill Avenue NW, Fort Walton Beach, Florida 32548. (Publisher and Company are individually referred to herein as a "Party" or collectively referred to herein as the "Parties").

                                   WITNESSETH:

     WHEREAS, Company is publicly held, with its common stock currently trading on the Pinksheets.

     WHEREAS, Company desires to be publicized with the intention of making its name and business better known to potential shareholders.

WHEREAS, Publisher is in the business of public relations, direct mail advertising and other related activities.

     WHEREAS, Company desires to engage Publisher to assist it in publicizing its business activities.

     NOW THEREFORE, in consideration of the mutual covenants and agreements of each to the other as set forth herein, both Parties hereby agree as follows:

1. ENGAGEMENT. Company hereby engages Publisher, and Publisher hereby agreed to be engaged, to prepare an advertising/advertorial product that prominently features a report on Company (the "Product"), in substantially the form attached hereto as Exhibit "A"; and, further, to distribute the Product to no less than
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Five  Hundred  Thousand (500,000) US residents.  Such distribution shall be made in  accordance  with  the  following  schedule:

     (a) Publisher shall mail the Product to 225,000 US residents upon its receipt of $225,000, which $225,000 shall be paid to Publisher in accordance with Section 5 of this Agreement. Such distribution shall conclude on the seventh (7th) calendar day from Publisher's receipt of this installment; and

     (b) Publisher shall mail the Product to 275,000 US residents upon its receipt of $275,000, which $275,000 shall be paid to Publisher in accordance with Section 5 of this Agreement. Such distribution shall conclude on the seventh (7th) calendar day from Publisher's receipt of this installment.

2. ASSISTANCE. Company acknowledges Publisher will prepare and distribute the Product. Publisher agrees to assist in additional advertising/advertorial report mailings, as requested, based upon additional production budgets. All advertising/advertorial disseminations sponsored by Company will be fully disclosed as paid advertising (disclosing the amount and nature of compensation and associated costs of the program as provided for by applicable US Securities


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Acts  and  other  Regulations.)

3. PREPARATION OF REPORT. Before the mailing of the Product, Company shall have an opportunity to review the information contained therein to ensure that such information is true, correct and not misleading at that time. Company shall provide Publisher with any changes to the Product on a timely basis.

4. COMPANY REVIEW. No material about Company shall be distributed by Publisher unless and until Company has reviewed and approved same. Company will act diligently and promptly in reviewing materials submitted to it by Publisher to enhance timely distribution of the materials and will inform Publisher, in writing, of any inaccuracies contained in the material prepared prior to the projected publication and/or delivery dates. Company will acknowledge in writing that the material is acceptable (as corrected, if applicable).

5. PROGRAM COST AND DELIVERY SCHEDULE. In consideration for the services to be performed by Publisher and the various vendors and sub-contractors as described herein, Publisher will be paid $500,000 (the "Consideration"), which includes reasonable allowance for Publisher's overhead and creative direction incurred in connection with performance of this Agreement. The Consideration shall be paid as follows:

(1) Seventy Five Thousand ($75,000) dollars due within five days of the execution of this Agreement, which shall be a non-refundable initial deposit; and

(2) Four Hundred Twenty Five Thousand ($425,000) dollars to be paid in accordance with Schedule A of that certain agreement dated as of even date herewith, entered into by Publisher and a third party (the "Secondary Agreement"); and

(3) An equity compensation component to be paid in accordance with Schedule B of the Secondary Agreement.

It is the intention of the Parties, and the Parties herein agree, that the Secondary Agreement shall be entered into to obligate a third party for that amount of Consideration which exceeds Seventy Five Thousand ($75,000) dollars.

6. PUBLISHER DISCLAIMER. PUBLISHER MAKES NO REPRESENTATION THAT: (A) ITS PUBLICATION AND DISTRIBUTION OF THE PROGRAMS WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY, (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL BECOME A SHAREHOLDER IN COMPANY AS A RESULT OF THE DISTRIBUTION OR (D) ANY PERSON WILL LEND MONEY TO OR INVEST IN THE COMPANY.

7. LIMITATION OF PUBLISHER LIABILITY. If Publisher fails to perform its services hereunder, its entire liability to Company shall not exceed the lesser of: (a) the amount of cash payment Publisher has received from Company excluding any non-refundable deposits and or (b) the actual and direct damage to Company as a result of such non-performance. IN NO EVENT WILL PUBLISHER OR PARTNER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT.

8.  OWNERSHIP  OF  MATERIALS.  All right, title and interest in and to materials


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to be produced by Publisher in connection with the services to be rendered under this  Agreement  shall  be  and  remain  the  sole and exclusive property of it.

9. CONFIDENTIALITY. Until such time as the same may become publicly known, Publisher agrees that any information provided to it by Company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon the written request to it. Notwithstanding the foregoing, Publisher shall be liable for any revelation of confidential information that arises from sources other than directly from the beneficial owners of Publisher, being recognized and understood that in the course of performance of this Agreement, many persons will have to receive access to such materials.

10. NOTICES. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail, or by national overnight courier. If Company is a non-resident of the United States; the equivalent services of the postal system of the Company's residence may be used. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

NOTICES  SHALL  BE  ADDRESSED  TO  PUBLISHER  AT:

     Capital  Financial  Media,  Inc.
     Attn:  Brian  Sodi
     120A  NE  5th  Avenue.
     Delray  Beach,  FL  33483
     Telephone:  (561)  272-0460
     Facsimile:  (561)  278-2521

AND  TO  COMPANY  AT:

     Spectrum  Sciences  and  Software  Holdings  Corp.
     91  Hill  Avenue  NW
     Fort  Walton  Beach,  Florida  32548
     Telephone:  (850)  796-0909
     Facsimile:  (850)  796-0924

Such addresses and notices may be changed at any time by either party by utilizing the foregoing notice procedures. Any notices to be given hereunder will be effective if executed by and sent to the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notices counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

11. COMPLIANCE WITH LAW. Publisher shall have no obligation to send any mailings to residents of States of the United States of America in which the common stock of Company cannot be secondarily traded on a solicited basis. Company and Publisher will agree upon the States to which the mailings will be directed.

12.  MISCELLANEOUS.


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(A)     Governing  Law.  This  Agreement  shall be governed by and construed and
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enforced  in  accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper.

(B)     Venue.  Any  litigation  under this Agreement shall have as its sole and
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exclusive  venue the appropriate state or federal courts sitting in the State of
New  York.

(C)     Multiple  Counterparts.  This  Agreement  may  be  executed  in multiple
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counterparts,  each  of  which  shall  be  deemed  an  original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

(D)     Separability.  If  any  one  or more of the provisions of this Agreement
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shall  be  held  invalid,  illegal,  or  unenforceable,  and  provided that such provision is not essential to the transaction provided for by this Agreement, such shall not affect any other provision hereof, and this Agreement shall be construed as is such provision had never been contained herein.

(E)     Regulatory  Acceptance.  If  the stock of Company is listed on a foreign
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exchange(s),  this  Agreement  shall  be  subject  to  its  acceptance  by  such exchange(s)  to  the  extent  required  by  the  rules  of  such  exchange(s).

(F)     Presumption  Against Draftsman.  The parties acknowledge that each party
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and  its  counsel  have  participated in the negotiation and preparation of this
Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

(G) The duties and obligation of Company shall inure to the benefit of the Publisher.

                             SIGNATURE PAGE FOLLOWS


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IN  WITNESS  WHEREOF,  this  Agreement  is executed as of the day and year first above  written.

CAPITAL  FINANCIAL  MEDIA,  INC.            SPECTRUM  SCIENCES  AND  SOFTWARE
HOLDINGS  CORP.

By:     /s/  Brian  Sodi                    By:     /s/  Nancy  Gontarek
        ----------------                            --------------------
        Name:   Brian  Sodi                         Name:   Nancy  Gontarek
        Title:  President                           Title:  Secretary



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